Exhibit 10.11
STOCK OPTION AGREEMENT
MAGNUM HUNTER RESOURCES CORPORATION
STOCK INCENTIVE PLAN
     THIS STOCK OPTION AGREEMENT (this “Agreement”) is made by and between MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Company”), and            (“Optionee”) as of           , 2010, pursuant to the Magnum Hunter Resources Corporation Stock Incentive Plan (the “Plan”), which is incorporated by reference herein in its entirety.
RECITALS
     The Committee, acting on behalf of the Company, wishes to grant Optionee an Option to purchase            shares of the Company’s $0.01 par value common stock (“Common Stock”) on the terms and subject to the conditions set forth below and in the Plan.
     Capitalized terms used in this Agreement and not otherwise defined in this Agreement will have the meaning assigned to them in the Plan.
AGREEMENT
     It is hereby agreed as follows:
     1. Grant of Option. Effective            (the “Grant Date”), the Company hereby grants to Optionee an Option to purchase up to            shares of Common Stock (the “Shares”) at an exercise price per share of $           upon the terms and conditions set forth in this Agreement and the Plan. The Option [is][is not] intended to be treated as an Incentive Stock Option within the meaning of the Plan and Section 422 of the Internal Revenue Code to the extent it otherwise qualifies as such.
     2. Option Term. Unless terminated sooner, the Option will expire if and to the extent it is not exercised [five][ten] years from the date of this Agreement.
     3. Vesting. [Choose one of the following provisions.]
[Option 1]
The Option will vest as follows subject to termination or forfeiture in accordance with the terms of the Plan:
     3.1 Vesting Event 1. [Determined by Committee — these can be performance criteria or a combination of time-based restrictions and performance criteria.]
[Option 2]

The Option will vest with respect to the Shares specified below in accordance with the following schedule, subject to termination or forfeiture in accordance with the terms of the Plan, provided the Optionee is employed by the Company on the vesting dates specified below:

	Percentage of Original		Cumulative
	Grant Vesting on	Number of Shares	Percentage of Original
Vesting Date	Vesting Date	Vesting	Grant Vested
	25%		25%
	25%		50%
	25%		75%
	25%		100%
     Notwithstanding the foregoing, to the extent the Option remains outstanding but is not fully vested as of a Change in Control of the Company on or after           , 2011, the Option will fully vest upon the Change in Control and become immediately exercisable in full and will remain exercisable in accordance with its terms.
     4. Method of Exercise. The Option may be exercised in whole or in part by Optionee by giving written notice to the Company of the election to purchase and of the number of whole Shares Optionee elects to purchase and by paying the exercise price for the Shares together with the amount, if any, deemed by the Committee to enable the Company to satisfy any withholding or employment-tax obligations attributable to the exercise. A partial exercise of the Option may not be for less than 100 Shares. The exercise price and any other required amount must be paid in cash or by certified or bank cashier’s check payable to the Company or pursuant to any other method permitted by the Committee in accordance with the Plan.
     5. Effect of Termination of Employment or Other Service. If an Optionee’s employment or other service with the Company (or a Subsidiary) terminates, the effect of the termination on the Optionee’s rights to acquire Shares under this Agreement will be as set forth in Section 11 of the Plan.
     6. Restrictions on Transfer of Option. The Option will not be transferable, either voluntarily or by operation of law, except as provided in Section 14.3 of the Plan.
     7. Rights as a Stockholder. Optionee will not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to Optionee. No Shares may be purchased upon the exercise of the Option unless and until, in the opinion of the Company’s counsel, any then-applicable requirements of the Plan, this Agreement, any laws, any governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Company may be listed have been fully complied with.
     8. No Right to Employment. Nothing contained in this Agreement obligates the Company to employ or have another relationship with Optionee for any period or interfere in any way with the right of the Company to reduce Optionee’s compensation or to terminate the employment of or relationship with Optionee at any time.

9. Miscellaneous.
     9.1 Binding Effect, Successors. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.
     9.2 Further Acts. Each party will perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement and to comply with applicable law.
     9.3 Amendment. This Agreement may be amended at any time by the written agreement of the Company and the Optionee.
     9.4 Choice of Law and Severability. This Agreement shall be construed, enforced and governed by the laws of the State of Delaware. The invalidity of any provision of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect.
     9.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission if the notice or communication is delivered prior to 3:30 p.m. (Houston time) on any day except Saturday, Sunday and any day that is a federal legal holiday in the United States (“Business Day”) via facsimile at the facsimile number set forth below or via electronic mail at the address set forth below, (b) the next Business Day after the date of transmission if the notice or communication is delivered on a day that is not a Business Day or later than 3:30 p.m. (Houston time) on any Business Day via facsimile at the facsimile number set forth below or via electronic mail at the address set forth below, (c) the 2nd Business Day following the date transmitted if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom the notice is required to be given. All notices and demands to Optionee or the Company may be given to them at the following addresses:

If to Optionee:

Fax:

Electronic Mail:

If to Company:	Magnum Hunter Resources Corporation
Attention: Paul Johnston
777 Post Oak Blvd.
Suite 650
Houston, Texas 77056
Fax: 832-369-6992
Electronic Mail:
pjohnston@magnumhunterresources.com

The parties may designate in writing from time to time such other place or places that notices and demands may be given.
     9.6 Entire Agreement. This Agreement, as governed by and interpreted in accordance with the Plan, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     9.7 Grant Subject to Terms of Plan and this Agreement. The Optionee acknowledges and agrees that the grant of the Option is made pursuant to and governed by the terms of the Plan and this Agreement. Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the case of a conflict between the terms of the Plan and this Agreement, the terms of the Plan will control.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

“COMPANY”

MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation

By:

Gary C. Evans, Chairman and Chief Executive Officer

“OPTIONEE”

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